AGREEMENT FOR
                               STRATEGIC ALLIANCE

      Whereas EWA - Information and Infrastructure Technologies, Inc. (EWA -
IIT), a wholly owned subsidiary of Electronic Warfare Associates, Inc. and Shield Defense Technologies, Inc., a wholly owned subsidiary of Universal Guardian Holdings, Inc. (each being a "Party" and collectively the "Parties") desire to collaborate in a Strategic Business Development and Sales Alliance for the mutual benefit of both Parties for the marketing and sale of their respective Security Products and Services worldwide.

      Whereas the Parties wish to work together on the terms described below to permit both Parties to sell and promote each other's products and services,

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, promises, and conditions set forth herein, the Parties hereto enter this agreement, effective January 13, 2004 and agree as follows:

         This Agreement consists of the following parts:

         I        General Terms
         II       New Business Development
         III      Sales Alliance
         IV       Division of Labor

I.       GENERAL TERMS

A.    Proprietary Data Transfer

      1, Each Party shall provide as necessary the expertise related to security products and services. Sample documentation, previous deliverables, summary of contract experience, briefings, training materials, and other products will be exchanged by both parties as required to fulfill the terms of this Agreement.

      2, In connection with this Agreement, certain information, data, and material of a proprietary nature, both technical and financial, including, but not limited to that noted in paragraph 1 above may be transmitted from one Party to the other. For purposes of this Agreement, any such information, data, and material disclosed by one Party to the other, which is in writing and appropriately marked as being proprietary, will be deemed to be proprietary information of the disclosing Party, and the recipient Party agrees that it will treat such information as proprietary using the same degree of care (but in no event less than a reasonable degree of care) that it would normally use in protecting its own proprietary information. The recipient Party further agrees it will use such proprietary information only for the purpose of carrying out the terms of this agreement. Use of proprietary information for any other purposes is prohibited unless prior written approval of the disclosing Party is obtained.

      The foregoing restrictions on use and disclosure of proprietary information will not apply:

      a. if such information is or becomes available to the public from a source other than the receiving Party before or during the period of the Agreement; or

      b. if such information is known by the recipient Party prior to its receipt from the disclosing Party; or

      c. if such information is disclosed with the written approval of the disclosing Party; or

      d. if the recipient Party lawfully, and without breach of this or any other agreement, obtains such information from a third Party under circumstances permitting its disclosure by the recipient Party to others; or

      e. if such information is at any time developed by the recipient Party independently of any disclosure of the disclosing Party; or

      f. after the expiration of two (2) years from the date of this Agreement.

      3. Neither Party shall be liable for the disclosure of such proprietary information to an appropriate Court or other legal authority as a result of a Court Order.

      4. Neither Party shall be liable for the inadvertent or accidental disclosure of such proprietary information if such disclosure occurs despite the exercise of the same degree of care (but no less than reasonable care) as such Party normally takes to preserve and safeguard its own proprietary information.

      5. Oral disclosures of proprietary information will be protected as though written if the information disclosed orally is summarized in writing, marked as proprietary, and sent to the receiving Party within five business days of such disclosure.

B. Proprietary Data Transfer

      The following individuals are designated as the primary points of contact for the receipt of proprietary information under this Agreement:

          Michael Skellern
          President & CEO
          Universal Guardian Holdings, Inc. - Shield Defense Technologies, Inc. 3001 Redhill Ave., Bldg. 4 - 219
          Costa Mesa, CA 92626 USA

          Email: mskellern@universalguardian.com
          Tel:+1.949.743.9525
          Fax:+1.949.743.9526

          Mr. John Lindquist
          President & CEO
          EWA Information and Infrastructure Technologies, Inc. (EWA-IIT_ 13873 Park Center Road
          Suite 200
          Herndon, VA 20171

          Email: jlindqui@ewa.com
          Tel:+1.703.478.7600
          Fax:+1.703.478.7654

      Either Party may change its designation at any time by written notice to the other Party.

C. Costs:

      Each Party will bear its own costs incurred in fulfilling the terms of the agreement.

D. Termination

      This Agreement shall continue in full force and effect until they have been completely exercised or fulfilled as the case may be, in this Agreement shall terminate:

      (1) upon the expiration of three (3) years from the date of this Agreement; renewal for additional three year period to a maximum of six
      (6) years or

      (2) by mutual agreement of the Parties, or

      (3) by ninety (90) day written notification by one Party to the other.

      E. Assignment

      Neither Party shall assign or in any manner transfer its interest or any part thereof in this Agreement without the prior written consent of the Party. The foregoing shall not apply to the assignment to any successor corporation in the event either Party shall change its corporate name or merge with another corporation, provided the successor corporation assumes all the responsibilities under this Agreement and further provided that the other Party consents to the assignment.

F. Jurisdiction: This Agreement will be construed in accordance with and governed by the laws of California, County of Orange.

G. Relationship between Parties:

Both Parties will in all matters relating to this Agreement act as an independent contractor. Neither party will represent it has any authority to assume or create any obligation, express or implied, on behalf of the other party, or to represent the other party in any capacity.

H Severability - No Waiver:

If any provision of this Agreement is held to be unenforceable, the parties shall substitute for the affected provision an enforceable provision, which approximates the intent and economic effect of the affected provision. The failure or delay by either party to enforce any term of this Agreement shall not be deemed a waiver of such term.

I. Non-Assignment:

This Agreement may not be assigned, sublicensed or otherwise transferred by either Party, whether by operation of law or otherwise, without the prior written consent of the other Party, provided that the Party may assign this Agreement upon notice to the other Party in instances in which such assignment is to an entity which acquires all or substantially all of the business of either Party, whether by merger, consolidation, or acquisition of assets provide that the acquiring company is not a direct competitor to the other Party. Both parties shall give written notice of any assignment or transfer not requiring either Party's consent.

II. NEW BUSINESS DEVELOPMENT

A. Business Development Activity:

      1. Each Party commits to the other to actively promote the products and services of the other Party during the normal course of their respective marketing, sales and new business development activities within the scope of this Agreement.

      2. In pursuit of this Agreement, each Party will, as appropriate provide training to the other Party concerning the operation, functions and other characteristics of their equipment and services. Each Party commits to keep the other informed of product and service upgrades, new products and new applications for their respective products.

      3. Each Party shall designate a point of contact manager for the promotion of the other Party's products and services.

      4. The Parties hereby commit and agree to work together in developing joint marketing approaches to promote the sales of products and services of their company and those of the other Party.

      5. The Parties agree to hold at least one Marketing Sales Conference per month for the purpose of:

o     Exchanging sales techniques, and marketing approaches
o     Discussion of each other's products and services
o Discussion of product and service improvements o Designing joint marketing approaches
o     Identifying marketing leads to be pursued
o     Presenting plans/ideas o Other items of mutual interest

      6. Each Party shall maintain a case file of lessons-learned during sales calls to support changes in new business development approach and share such information with the other Party.

      7. Each Party, to the extent appropriate, will include reference to the other party in its sales literature, advertisements, press releases and similar announcements.

B. Proposal Support

Once sale leads have been developed, each Party submits proposal relevant material in support of the Agreement and in response to the proposal request. Each Party shall provide reasonable levels of assistance to the requesting party as proposal are submitted. One of the Parties will have the overall responsibility to submit the Proposal selected jointly by both Parties.

C. Business Development Exceptions

Parties shall maintain this Agreement with the exclusive right to market all Security Products and Services jointly to the Port Security and Critical Infrastructure Protection markets (Reference, Attachment A) specifically identified in the monthly meeting with the exception of previously established Agreements both formally and informally. Exceptions to this Agreement must be presented in writing at least thirty (30) days to allow the other Party to formally oppose such an Exception.

III. SALES ALLIANCE

Each Party has significant credentials in the Port Security and Critical Infrastructure Protection Sector. An integrated list of services that encompasses the collective areas of each Party is listed in Attachment A. Each Party shall leverage existing customer relationships to develop and enhance the Port Security and Critical Infrastructure Protection Sector Products and Services worldwide. The Parties shall agree as to the designated lead for subsequent sales calls to those customers and shall be dependent on customer relationship and/or geographic proximity to the account. For new customers, the Parties will agree on the lead based on initiation by client, scope of the project and related experience. During the sales calls, both Parties shall provide adequate support personnel and resources to develop the business.

IV. SALES ALLIANCE

Both Parties agree that prior to submission of a proposal or written estimate an equitable distribution of responsibilities shall be reached. Each Party, based on their respective experience and capabilities shall recommend a division of the proposed responsibilities. The goal of the Agreement I for each Party to participate individually an/or collectively in their area of expertise (See Attachment B). If one Party declines to participate on a specific proposal, the other Party may pursue other sources for the work that would have been performed by the Party that declined to participate.

ENTIRE AGREEMENT:

This Agreement constitutes the entire agreement of the parties and supersedes all previous and contemporaneous communications, representations, or agreements with respect to the subject matter hereof.

Only a writing signed by both parties may modify this Agreement.

Shield Defense Technologies, Inc.             EWA Information and Infrastructure
                                              Technologies, Inc.



By:/s/ Michael J. Skellern                    /s/ John Lindquist
--------------------------                    ------------------------
Michael J. Skellern                           John Lindquist
President & C.E.O.                            President & C.E.O.

                                  Attachment A

                               Integrated Security

Harbor Security
o     Threat and Vulnerability Assessment - Risk Analysis
o     Threat Mitigation Security Plan - System Design
o     Interoperable Command and Control System
o     Integrated Surveillance, Detection, Tracking and Coordinated Response
      System
      o     Cameras - Automated Day/Night Cameras CCD - PTZ
      o     Thermal Imagers - ITAR
      o     RADAR
      o     SONAR
      o Chemical Sensors o Acoustic Hailing and Warning system - non-lethal stand-off capability

Port Security
o     Access Control
o     Perimeter Security
o     Personnel Security
o     Counter Intelligence
o     RFID Asset Management

Information Security
o     Enterprise Intrusion Detection and Information Assurance
o     Network Vulnerability Assessments and Cyber Threat Intelligence
o     System Patch Authentication, Verification, and Testing
o     Security Engineering and Integration
o     Facility Security Support and
o     Security Product Testing and Evaluation

Engineering
o     System integration
o     Testing
o     Staging
o     Deployment

Deployment
o     Installation
o     Training
o     Maintenance

                                  Attachment B

                          Division of Responsibilities

--------------------------------------------------------------------------------
UGC-ISR       EWA IIT
                          ASSESSMENT AND PLANNING
X             X               Threat Analysis
X                             Physical Vulnerability Assessments
              X               Information Network Vulnerability Assessments
              X               Risk Analysis
X             X               Physical and Cyber Threat Intelligence Operations
X             X               Threat Mitigation Plan and System Design
              X               Process Engineering
                          SYSTEM
X                           Interoperable Joint Security Operations Center
X                           Integrated Surveillance, Detection, Tracking and Response System
X                                 Cameras - Automated Day/Night Cameras CD - PTZ
X                                 Thermal Imagers
X                                 RADAR
X                                 SONAR
X                                 Hailing and Warning  Standoff non-lethal
X                                 Chemical Sensors
X                                 Large format Monitors
X             X               Access Control
X             X               Perimeter Security
              X               Personnel Security
              X               Enterprise Intrusion Detection and Information Assurance
                          DEPLOYMENT
              X               System Integration
              X               Installation
              X               Testing
X                             System and Operator Training
                          RECURRENT TESTING, TRAINING AND MAINTENANCE
X                             Security System Testing and Evaluation
              X               Information Security Testing and Evaluation
X             X               Recurrent Threat Assessment
X             X               Red Team Exercise - Annual Evaluation
X             X               Security Plan Update
X                             Port Security Officer Training and Certification
X             X               System Maintenance
--------------------------------------------------------------------------------


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